                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Form S-8 No. 33-16124, Form S-8 No. 33-27064, Form S-8 No. 33-37985,
Form S-8 No. 33-50870, and Form S-8 No. 33-86586) of our report dated April 16, 1993, with respect to the consolidated financial statements and schedule of Smith Environmental Technologies Corporation for the year ended February 28, 1993, included in its Annual Report on Form 10-K for the year ended February 28, 1995, filed with the Securities and Exchange Commission.



                                                                     BDO SEIDMAN
Kalamazoo, Michigan
May 26, 1995